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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Roadway Corporation 401(k) Stock Savings Plan of our reports (a) dated January 23, 2002, with respect to the consolidated financial statements of Roadway Corporation incorporated by reference in its Annual Report (Form 10-K and Form 10-K/A), (b) dated March 27, 2002, with respect to the consolidated financial statement schedule of Roadway Corporation included in its Annual Report (Form 10-K and Form 10-K/A), and (c) dated May 31, 2002, with respect to the financial statements and schedules of the Roadway Corporation 401(k) Stock Savings Plan included in the Plan's Annual Report (Form 11-K), all for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                      /s/ Ernst & Young LLP

Akron, Ohio
February 5, 2003